Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount $	Issue Date: April 27, 2007

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, IVOW, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                              (the “Holder”) the sum of                        ($                ) (“Principal Amount”), with interest thereon, on April 27, 2009 (the “Maturity Date”), if not sooner paid, unless this Convertible Promissory Note (“Note”) is converted pursuant to Article 3 below.

ARTICLE 1

INTEREST

1.1           Rate of Interest.  The principal balance shall bear interest at the rate of ten percent (10%) per annum simple interest.

1.2           Maximum Payments.  Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

ARTICLE 2

PAYMENT

2.1           Payment.  Subject to Article 3, the entire principal balance and all accrued interest shall be paid in full without setoff, deduction or counterclaim on the Maturity Date.

2.2           Prepayment.  The Borrower shall have the right to prepay all or any part of the outstanding balance of this Note after fifteen (15) days prior written notice without charge or premium.

2.3           Application of Payments.  All payments received, irrespective of how they may be designated by the Borrower, shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest, then to principal.

ARTICLE 3

CONVERSION RIGHTS

3.1           Holder’s Voluntary Conversion Rights.  The Holder shall have the option, but not the obligation, to convert any portion of the outstanding principal of this Note and the accrued interest thereon into shares of the Borrower’s common stock at a conversion price equal to $0.075 per share. Holder shall not have the option to convert prior to April 27, 2008.  Not excluding the foregoing, Holder can convert anytime within fifteen (15) days of receiving a notice of prepayment from Borrower in accordance with Section 2.2.

3.2           Mechanics of Holder’s Conversion.  In the event that the Holder elects to convert any amounts outstanding under this Note pursuant to Section 3.1, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which shall provide a breakdown in reasonable detail of the principal, accrued interest and amounts being converted, and this original Note.  Pursuant to the terms of a Notice of Conversion, the Borrower will issue certificates representing the shares that have been converted to the Holder.  Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the outstanding principal and accrued interest which shall not have been converted or paid.

3.3           Reservation.  During the period that this Note is outstanding, the Borrower will reserve from its authorized and unissued Common Stock the number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares upon the conversion of this Note.

ARTICLE 4

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a)       Failure to Pay.  The Borrower fails to pay the Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date.

(b)       Breach of Covenant.  The Borrower breaches any material covenant or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

(c)       Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

(d)       Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

(e)       Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

(f)        Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within sixty (60) days of initiation.

Upon the occurrence of any Event of Default, the Holder may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note.

ARTICLE 5

MISCELLANEOUS

5.1       Subordination.  Holder hereby agrees that this Note shall be subordinated to any debt obtained by the Borrower from a bona fide commercial lender.  Holder agrees to execute such agreements and other documents as may be reasonably necessary to effectuate the subordination provided above.

Not excluding the foregoing, Borrower shall not either (i) issue any Note (or other debt vehicle) that is senior to this Note or (ii) grant a security interest in any of its assets, without the express written approval of the majority principal amount of Note holders.

5.2           Failure or Delay Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.3           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to:  iVOW, Inc., 16870 West Bernardo Drive, Suite 400, San Diego, CA 92127, Attn:  Richard Gomberg, CFO, telecopier: (858) 674-6921, and (ii) if to the Holder,                                                     ,                                                                                                                  telecopier (      )              .

5.4           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.5           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts or in the federal courts located in the County of San Diego in the State of California.  Both parties agree to submit to the jurisdiction of such courts.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder or to enforce a judgment or other court in favor of the Holder.

5.7           Attorneys’ Fees.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

5.8           Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 27th day of April, 2007.

IVOW, INC.

By:
Name: Richard Gomberg
Title: Vice President, CFO

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $               of the principal and interest due on the Note issued by iVOW, Inc. on April 27, 2007 into common shares of iVOW, Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Signature:

Print Name:

Address: